UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 27, 2012

HIGHER ONE HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34779	26-3025501
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

115 Munson Street
New Haven, CT 06511
(Address of principal executive offices and zip code)

(203) 776-7776
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

    On January 27, 2012, the board of directors of Higher One Holdings, Inc. (the “Company”) elected Robert Hartheimer as a class II director with a term expiring at 2012 annual meeting of stockholders.  Mr. Hartheimer will serve on the audit committee.  Charles Moran’s service on the audit committee will expire upon the filing of the Company’s annual report on form 10-K for the fiscal year ended December 31, 2011.

    In accordance with the Company’s current compensation arrangements for non-employee directors, as described in the Company’s 2011 proxy statement, Mr. Hartheimer will receive an annual cash retainer of $35,000 and an annual equity award under the Company’s 2010 Equity Incentive Plan in an amount set by the compensation committee.  For his service on the audit committee, Mr. Hartheimer will receive an additional annual retainer of $10,000.  The Company will enter into an indemnification agreement with Mr. Hartheimer in the form provided to other directors of the Company.

Item 7.01 Regulation FD Disclosure

    On February 2, 2012, the Company issued a press release announcing the election of Robert Hartheimer to its board of directors.  The press release is furnished with this Current Report on Form 8-K as Exhibit 99.1.

    The information in this Item 7.01 and Exhibit 99.1 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth in such filing.

Item 9.01 Financial Statements and Exhibits

(d)   Exhibits

Exhibit No.	Description
99.1	Press Release dated February 2, 2012

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 2, 2012

HIGHER ONE HOLDINGS, INC.

By:  /s/ Mark Volchek
       _____________________________
       Mark Volchek
       Chief Financial Officer